    As filed with the Securities and Exchange Commission on December 31, 1997
                                                           File No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                           --------------------------

                               FTP SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)


          MASSACHUSETTS                                       04-2906463
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                         Identification No.)

                                  2 HIGH STREET
                       NORTH ANDOVER, MASSACHUSETTS 01845
                                 (978) 685-4000
                    (Address of principal executive offices)


                            -------------------------

             FTP SOFTWARE, INC. 1997 EMPLOYEE EQUITY INCENTIVE PLAN

                            -------------------------
                            (Full title of the plan)

                                DOUGLAS F. FLOOD
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                               FTP SOFTWARE, INC.
                                  2 HIGH STREET
                       NORTH ANDOVER, MASSACHUSETTS 01845
                     (Name and address of agent for service)

                                 (978) 685-4000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================
                                             Proposed maximum        Proposed maximum
Title of securities     Amount to be        offering price per      aggregate offering          Amount of
  to be registered       registered              share(1)                price(1)          registration fee(2)
--------------------------------------------------------------------------------------------------------------

Common Stock,            5,690,338
par value $.01             shares                   $6.875                   $17,026,095.27          $5,022.70
==============================================================================================================

(1) The offering price for 2,515,353 shares not subject to options on the date hereof has been estimated solely for the purpose of determining the registration fee pursuant to Rules 457(h) and 457(c) on the basis of the average of the high and low prices of the FTP Software, Inc. Common Stock, par value $.01, reported on the Nasdaq National Market on December 29, 1997 ($1.859375). The offering price for 3,174,985 shares subject to options outstanding on the date hereof is the actual exercise price of such options.

(2) Registration fee equals (a) $285.02 payable in respect of 140,535 shares subject to options outstanding on the date hereof at an exercise price of $6.875 per share, (b) $268.57 payable in respect of 186,750 shares subject to options outstanding on the date hereof at an exercise price of $4.875 per share, (c) $1,881.01 payable in respect of 1,645,500 shares subject to options outstanding on the date hereof at an exercise price of $3.875 per share, (d) $543.39 payable in respect of 491,200 shares subject to options outstanding on the date hereof at an exercise price of $3.75 per share, (e) $358.73 payable in respect of 327,000 shares subject to options outstanding on the date hereof at an exercise price of $3.7188 per share, (f) $93.70 payable in respect of 87,625 shares subject to options outstanding on the date hereof at an exercise price of $3.625 per share, (g) $134.72 payable in respect of 162,375 shares subject to options outstanding on the date hereof at an exercise price of $2.8125 per share, (h) $77.83 payable in respect of 134,000 shares subject to options outstanding on the date hereof at an exercise price of $1.969 per share and (i) $1,379.71 payable in respect of 2,515,353 shares that have not been issued or made subject to options.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         FTP Software, Inc. (the "Registrant" or the "Company") hereby incorporates the following documents herein by reference:

         (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1996;

         (c) the description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

         (d) the description of the Company's Junior Preferred Stock Purchase Rights contained in its Registration Statement on Form 8-A filed under the Exchange Act, as amended by Amendment No. 1 on Form 8-A/A, including any other amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 67 of Chapter 156B of the Massachusetts General Laws authorizes a corporation to indemnify any director, officer, employee or other agent of the corporation, and a person who serves at the corporation's request as a director, officer, employee or other agent of another organization, or who serves at its request in any capacity with respect to any employee benefit plan, to whatever extent specified in or authorized by (a) the articles of organization, (b) a by-law adopted by the stockholders or (c) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors.

         The Registrant's Amended and Restated Bylaws (the "Bylaws") provide indemnity to each of its directors and officers (including persons who serve at its request as directors, officers or trustees of another organization, or in any capacity with respect to any employee benefit plan) against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened, while in office or thereafter, by reason of his or her being or having been such a director or officer. Under Massachusetts law and the Bylaws, no indemnification may be provided for any person with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Registrant (any person serving another organization in one or more of the indicated capacities at the request of the Registrant who shall have acted in good faith in the reasonable belief that his or her action was in the best interest of such other organization to be deemed as having acted in such manner with respect to the Registrant) or, to the extent that such matter relates to service with respect to any employee benefit plan, in the best interest of the participants or beneficiaries of such employee benefit plan. The Bylaws also provide that as to any matter disposed of by a compromise payment by such director or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interest of the Registrant, after notice that it involves such indemnification: (a) by a disinterested majority of the directors then in office; (b) by a majority of the disinterested directors then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such director or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Registrant; or (c) by the holders of a majority of the outstanding stock at the time entitled to vote for directors, voting as a single class, exclusive of any stock owned by any interested director or officer. The Bylaws allow expenses, including counsel fees, reasonably incurred by any director or officer in connection with the defense or disposition of any such action, suit or other proceeding to be paid from time to time by the Registrant in advance of the final disposition thereof upon receipt of an undertaking by such director or officer to repay the amounts so paid to the Registrant if it is ultimately determined that indemnification for such expenses is not authorized by the Bylaws. The right of indemnification provided in the Bylaws is not exclusive of and does not affect any other rights to which any director or officer may be entitled. As used in the Bylaws, the terms "director" and "officer" include the relevant individual's heirs, executors and administrators, and an "interested" director or officer is one against whom in such capacity the proceedings in question or another proceeding on the same or similar grounds is then pending.

         Section 67 of Chapter 156B of the Massachusetts General Laws further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or who is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability.

         The Registrant has purchased directors' and officers' liability insurance. Such insurance covers its directors and officers with respect to liability that they may incur in connection with their serving as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

EXHIBIT

5        Opinion of Douglas F. Flood, Esq.

23.1     Consent of Douglas F. Flood, Esq. (contained in the opinion filed as
         Exhibit 5 to this registration statement)

23.2     Consent of Coopers & Lybrand L.L.P.

24       Powers of Attorney (included on signature page)

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement,

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"),

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment hereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of North Andover, The Commonwealth of Massachusetts, on the 30th day of December, 1997.

                                    FTP SOFTWARE, INC.



                                    By: /s/ Glenn C. Hazard
                                        ------------------------------
                                        Glenn C. Hazard
                                        President and Chief Executive Officer
                                        (Principal Executive Officer)


                                POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Glenn C. Hazard, Douglas F. Flood and James A. Tholen, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

         SIGNATURE                               TITLE                                 DATE
         ---------                               -----                                 ----

/s/ Glenn C. Hazard                 President and Chief Executive                December 30, 1997
------------------------------      Officer (Principal Executive
Glenn C. Hazard                     Officer) and a Director


/s/ James A. Tholen                 Senior Vice President and Chief              December 30, 1997
------------------------------      Financial and Operating Officer
James A. Tholen                     (Principal Financial and
                                    Accounting Officer)


/s/ Kevin J. Burns                  Director                                     December 30, 1997
------------------------------
Kevin J. Burns


/s/ Vinton G. Cerf                  Director                                     December 29, 1997
------------------------------
Vinton G. Cerf

         SIGNATURE                               TITLE                                 DATE
         ---------                               -----                                 ----

/s/ David D. Clark                  Director                                     December 30, 1997
------------------------------
David D. Clark


                                    Director                                     December __, 1997
------------------------------
F. David Fowler


                                    Director                                     December __, 1997
------------------------------
Louise A. Mathews Cromwell

                                  EXHIBIT INDEX



NUMBER      TITLE OF EXHIBIT
------      ----------------

5           Opinion of Douglas F. Flood, Esq.

23.1        Consent of Douglas F. Flood, Esq. (contained in the opinion filed as
            Exhibit 5 to this registration statement)

23.2        Consent of Coopers & Lybrand L.L.P.

24          Powers of Attorney (included on signature page)